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                                                                   EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-89489) pertaining to the Asyst Technologies, Inc. 1993 Stock Option Plan, the Palo Alto Technologies, Inc. 1997 Stock Option Plan and the Progressive System Technologies, Inc. 1995 Stock Option/Stock Issuance Plan filed by Asyst Technologies, Inc., of our report dated May 7,1999, with respect to the consolidated financial statements of Progressive System Technologies, Inc. and its subsidiary (not presented separately herein) included in the Form 10-K, for the year ended December 31, 1999.

                                          /s/ ERNST & YOUNG LLP

Austin, Texas
June 28, 2000